Exhibit 10.42

                                LICENSE AGREEMENT


THIS AGREEMENT is made as of the ___ day of June 2002, between QuorTech Solutions Inc. ("QuorTech"), a Delaware corporation, with an office at 9027 Town Center Parkway, Bradenton, FL 34202, and Phone 1, Inc. ("Licensee"), a Florida corporation, with an office at 100 North Biscayne Blvd., 25th Floor, Miami, FL 33132.

                                   WITNESSETH

WHEREAS, QuorTech owns the software described in Exhibit A attached hereto under the caption "QuorTech Proprietary Software" ("QuorTech's Software") and related documentation (the "QuorTech's Software Documentation"), which is also described in Exhibit A;

WHEREAS, QuorTech wishes to further develop the QuorTech Software to create special versions of such software (the "Developed Versions") for the exclusive and sole use of Licensee. The Developed Versions will be solely for the needs and use by Licensee and no other party or person, under any circumstance. The features and description of such Developed Versions are described in Exhibit A under the caption "Description of the Developed Versions";

WHEREAS, QuorTech wishes to license the QuorTech Software and the Developed Versions (collectively, the "Software") to Licensee and Licensee wishes to accept a license of such Software for use in connection with its payphone operations and subject to the terms and conditions herein set forth.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties hereto agree as follows:


                                    Article 1
                                 GRANT OF RIGHTS

1.1 Software License. QuorTech hereby grants to Licensee, for the term of this Agreement, (i) a non-exclusive, non-transferable (other than as permitted herein) right and license to use, in the United States and Canada, the QuorTech's Software and (ii) an exclusive, non-transferable (other than as permitted herein) right and license to use, in the United States and Canada, the Developed Versions; it being acknowledged and understood that such use in the United States and Canada is for the initiation of telephone calls from the United States and Canada to foreign countries. QuorTech will, at no additional cost to Licensee, include the functionality of the Developed Versions of the Software in future Upgrades for the Software. However, the payphone owner may be charged for Upgrades not related to the Developed Versions. For purposes of this Agreement, an "Upgrade" is a modification, change or enhancement of the Software, whether such Upgrade adds functionality and/or wholly alters the "look and feel" of the Software or not. The license granted herein shall extend to all Upgrades. It is further understood that the Licensee need not accept all or any Upgrades.

1.2 Software Use. QuorTech acknowledges that Licensee intends to use the Software in connection with its coin operated payphone system and network and that Licensee will install such Software in such of its customers payphones as it elects in its sole discretion. QuorTech further acknowledges that the Software, when delivered to Licensee, will be functional and will perform in accordance with the performance requirements described in Exhibit B under the caption "Performance Requirements of the Software" (the "Performance Requirements"). Licensee acknowledges and agrees that, with respect to the Developed Versions, Licensee and its customers, successors, assigns, transferees, purchasers, lessees and licensees, shall have the sole responsibility to properly program and maintain the Licensee Records and the Licensee International Records (as those terms are defined in Exhibit A) and to determine and comply with all applicable federal, state, local and regulated operating company use restrictions and requirements, including, without limitation, the continuing responsibility to ensure that the rates charged remain current and do not exceed the maximum rates permitted by federal and state regulations. Notwithstanding the foregoing, QuorTech covenants that, to its best knowledge after inquiry, the use of the Software in accordance with this Agreement will not be unlawful or in violation of any United States or Canadian laws, government rules, orders or regulations, or the rights of third parties.

1.3 Completion and Delivery. The Software shall be completed and delivered on the dates set forth in Exhibit B under the caption "Terms for Delivery of the QuorTech's Software and the Developed Versions" by QuorTech to Licensee in executable form, which means that the Software shall be consistent with the specifications and usable in a commercially reasonable manner. Time is of the essence in respect to the dates of delivery of each Deliverable (as such term is defined below).

1.4 Acceptance Procedure. On delivery of the QuorTech's Software and any Developed Version, QuorTech will demonstrate to Licensee that such Software delivered (a "Deliverable") complies with the Performance Requirements and Licensee shall have a period of twenty business days (the "Acceptance Period") in which to accept or reject the Deliverable. Any rejection of a Deliverable shall be communicated to QuorTech in writing within the Acceptance Period, setting forth in reasonable detail the reason(s) for such rejection within twenty business days from the date of delivery of the Deliverable by QuorTech. If no written notice of rejection is received by QuorTech within the period of twenty business days described in the preceding sentence, the Deliverable is deemed accepted by Licensee. QuorTech shall use commercially reasonable efforts to correct and redeliver any rejected Deliverable within twenty business days after receipt of the notice of rejection so that it meets the Performance Requirements.

1.5 Installation. The installation conditions of the Software are described in Exhibit B under the caption "Installation Conditions of the Software".

1.6 Customizations. Subject to the ownership provisions set forth in paragraph 2.1 below, if elected by Licensee, Licensee shall have the right to use the Developed Versions customized by QuorTech to address the Licensee's specific business needs (a "Customization"). QuorTech will use commercially reasonable efforts to make appropriate modifications and additions to the Developed Versions to help Licensee realize and implement the requested Customization. For providing such assistance, QuorTech shall be compensated in accordance with paragraph
         3.2 below.

1.7 Technical Support. QuorTech shall provide Licensee with technical support (which shall include the repair of the Software, if needed) and support via telephone and electronic mail in connection with the Software as requested by Licensee as described in Exhibit C.

1.8 Delivery of Source Code Into Escrow. QuorTech and Licensee shall agree upon the terms of a mutually acceptable Escrow Agreement with an independent escrow agent, to be paid by Licensee, within 90 days from the date of this Agreement, and such agreement shall be incorporated by reference herein. Concurrently with the delivery of each Deliverable, QuorTech shall deliver to the escrow agent one machine-usable copy and one archived human readable copy of all then-current source code (to be updated from time to time) for the Software, including but not limited to all commentary or other explanatory materials incorporated into or accompanying the source code, and the escrow agent shall notify Licensee of its receipt of such copies. In the event of any of the below, QuorTech, via the escrow agreement, will guarantee Licensee access to and use of the Software and source code and other items in escrow for Licensee's sole use during the continuing occurrence of any of the following events and shall promptly so notify the escrow agent:
         QuorTech makes an assignment for the benefit of its creditors, admits in writing an inability to pay debts as they mature, a trustee or receiver is appointed respecting all or a substantial part of the other party's assets, or a proceeding is instituted by or against the other party under any provision of United States or Canadian bankruptcy law and is acquiesced in or is not dismissed within sixty (60) days, or results in an adjudication of bankruptcy.

         The obligations of QuorTech under this Section 1.8 are not in substitution of any of QuorTech's obligations under this Agreement.

1.9. Audits. QuorTech reserves the right to have audits conducted, with ten business days written notice, specifically to verify compliance by Licensee with the software license terms contained herein. Audits shall occur no more than once every 6 months and only during normal business hours.

                                    Article 2
                                    OWNERSHIP

2.1 Proprietary Rights. QuorTech shall at all times retain all title to, ownership of and intellectual property rights in the Software, and the Developed Versions of the Software.


                                    Article 3
                                  COMPENSATION

3.1 License Fee. The description of the license fee and terms and conditions of its payment are described in Exhibit C attached hereto.

3.2 Customization Charge. As compensation for assisting Licensee in implementing a Customization, as described in paragraph 1.6 above, Licensee shall pay QuorTech the amounts described in Exhibit C attached hereto and under the terms described thereto.


                                    Article 4
                              TERM AND TERMINATION

4.1 Term and Termination. The term of this Agreement shall be for a period of three (3) years beginning on the date the delivery of all of the Software, in accordance with the Performance Requirements, is completed and accepted by Licensee; provided, that the Agreement automatically shall renew for successive one year periods, unless the Licensee gives notice to QuorTech of its intention not to renew the Agreement and License or fails to make any purchase or payment within the preceding 12 months which is not cured within 60 business days. Subject to the payment of all fees accrued to date, the Licensee may terminate this Agreement on 60 days prior written notice to QuorTech. Licensee agrees that upon termination of this Agreement, and upon QuorTech's request, it will immediately return all copies of the Software and the QuorTech Software Documentation to QuorTech or destroy the same if requested by QuorTech (and certify such destruction in writing to QuorTech) and QuorTech agrees that upon termination of this Agreement, and upon Licensee's request, it will immediately return all information or documents which belong to Licensee or its business or destroy the same if requested by Licensee (and certify such destruction in writing to Licensee).

4.2 Termination for Breach. Provided that it is not in material breach, either party may terminate this Agreement for material breach by the other party which has not been cured within thirty (30) days of written notice of such breach. Prior to termination, the parties shall make all commercially reasonable efforts to resolve any dispute.

4.3 Survival. The rights to compensation in Article 3 only as to that Software that was effectively ordered by Licensee prior to the termination of this Agreement, the confidentiality obligations of
         Article 7, the limitation of liability provisions of Section 8.10 and the indemnification provisions in Article 6 shall survive the termination or expiration of this Agreement.


                                    Article 5
                         REPRESENTATIONS AND WARRANTIES

5.1 QuorTech Representations and Warranties. QuorTech represents and warrants that: (i) it owns and to the extent not owned possesses all rights (none of which are terminable by a third party) necessary to use, and grant to Licensee a license to use the Software free and clear of any liens or encumbrances whatsoever and that such license or use will not to the best of its knowledge after inquiry infringe upon any issued United States or Canadian patent, registered United States or Canadian trademark, registered United States or Canadian copyright or trade secrets of any third party, or otherwise to the best of its knowledge after inquiry violate any United States or Canadian law or government regulation (ii) this Agreement is permitted by, and does not conflict with or in any way violate any other agreement to which QuorTech is a party; (iii) Licensee has the right to use the Software without interruption; (iv) the Software does not and will not contain any feature that prevent its use, including but not limited to any computer virus, worm, lock, drop-dead device, Trojan-horse routine, trap door, time bomb, or any other code or instruction that may be used to access, modify, delete, damage, or disable the functioning of the Software; provided that the Software has a remote activation feature specifically for Licensee's use and QuorTech represents and warrants that it will not use such ability without Licensee's consent; and (v) QuorTech has the full right and authority to enter into and to perform its obligations under this Agreement.

5.2 Licensee Representations and Warranties. Licensee represents and warrants that: (i) this Agreement does not conflict with or in any way violate any other agreement to which Licensee is a party; and (ii) Licensee has the full right and authority to enter into and to perform its obligations under this Agreement.

5.3 QuorTech warrants the Software for a period of one year from the date such Software is delivered to Licensee, against defects. During such warranty period, QuorTech will make any necessary repairs or replacements to the Software to ensure it meets the Performance Requirements. THE WARRANTIES PROVIDED IN THIS AGREEMENT ARE THE SOLE AND EXCLUSIVE WARRANTIES PROVIDED BY QuorTech. QuorTech MAKES NO OTHER WARRANTIES, EITHER EXPRESS OR IMPLIED, OF ANY KIND INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR PARTICULAR PURPOSE, TITLE OR INFRINGEMENT.


                                    Article 6
                                 INDEMNIFICATION

6.1 Indemnification by QuorTech. QuorTech hereby indemnifies and holds harmless Licensee and each of its affiliates, directors, officers, employees, and agents against any and all penalties, damages, costs, judgments, liabilities, reasonable attorneys' fees or any other expenses incurred in connection with (i) intellectual property infringement claims by any person or entity with respect to, or concerning, the Software; and (ii) any breach by QuorTech of the terms, covenants, representations, warranties or obligations set forth in this Agreement.

6.2 Indemnification by Licensee. Licensee hereby indemnifies and holds harmless QuorTech and each of its affiliates, directors, officers, employees, agents and attorneys against any and all penalties, damages, costs, judgments, liabilities, reasonable attorneys' fees or any other expenses incurred in connection with any breach by Licensee of the terms, covenants, representations, warranties or obligations set forth in this Agreement.

6.3 Indemnifiable Claims. The party to be indemnified hereunder shall (i) promptly notify the indemnifying party in writing of any indemnifiable claim and give such party the opportunity to defend or negotiate a settlement of the claim at the indemnifying party's expense, and (ii) cooperate fully with the indemnifying party, at the indemnifying party's expense, in defending or settling the claim; provided, that no settlement shall be entered into without the indemnifying party's consent. This indemnity shall not apply to any alleged infringement caused by the combination of the Software with other third party software, products or modifications thereof when the alleged infringement is attributable to Software and would not have occurred but for said combination or modifications. To avoid infringement, QuorTech may, at its option, and at no charge to Licensee, obtain a license or right to continue the use of the Software, or modify the Software so it no longer infringes, or substitute an equivalent of the Software.


                                    Article 7
                                 CONFIDENTIALITY

7.1 Public Announcements. Neither party will issue any public statement concerning this Agreement without the prior approval of the other party; provided, however, nothing herein shall be construed to require either party to obtain any prior approval of the other in order for it to make such disclosures as, upon advise of counsel, such party deems necessary or desirable to comply with applicable securities laws or the rules of any exchange or listing service on which its shares are then traded.

7.2 Other Disclosures. The parties hereto will, and will cause their respective representatives, officers, directors, agents or affiliates, to hold in confidence and not disclose, without the prior written consent of the other party, any material information about each other (the "Confidential Information"), whether written or oral, that the one party, its representatives, officers, directors, agents or affiliates, has received from another party hereto or is or was privy to, which is not publicly available, including, without limitation, any information concerning the terms or substance of this letter agreement, except as may be required by law. The term "Confidential Information" does not include any information that (i) at the time of disclosure is generally available to and known to the public or the receiving party; (ii) was available to the receiving party on a non confidential basis from a source other than one of the parties and not violation of any obligation of confidentiality; (iii) was independently acquired or developed by the receiving party without violating any obligations under this Agreement, or (iv) is required to be disclosed by the receiving party, by law, or to a competent court, government or regulatory body having the right to require same.


                                    Article 8
                                  MISCELLANEOUS

8.1 Assignment. Neither party may sell, transfer, assign, or subcontract any right or obligation set forth in this Agreement; provided that either party can sell, transfer, assign, or subcontract any right or obligation set forth in this Agreement to an affiliate of such party or in the event of a merger, consolidation, reorganization or sale of substantially all of its assets or if any of the foregoing is as a result of like acts by its parent entity.

8.2 Notice. Any notice required or permitted to be made or given by either party hereto pursuant to this Agreement shall be in writing, shall be sufficiently made or given when received and shall be sent by such party to the other party by certified or registered mail, return receipt requested, commercial courier, personal delivery, or a similar reliable delivery method, postage or other delivery charges prepaid, at the addresses first indicated herein or to such other addresses as the parties may designate hereafter by notice.

8.3 Compliance With Laws and Regulations. Each party shall, at its own expense, comply with any governmental law, statute, ordinance, administrative order, rule, or regulation relating to its duties, obligations, and performance under this Agreement and shall procure all governmental licenses and pay all fees and other charges required thereby.

8.4 Governing Law. This Agreement shall be construed and enforced in accordance with the internal laws of the State of Florida without regard to principles of conflicts of law.

8.5 Entire Agreement; Amendments in Writing. The provisions of this Agreement constitute the entire agreement between the parties and supersede all prior agreements, oral or written, and all other communications relating to the subject matter hereof. No amendment, modification, or waiver of any provision of this Agreement shall be effective unless it is set forth in a writing that refers to the Agreement and the provisions so affected and is executed by authorized representatives of both parties.

8.6 Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be illegal, invalid, unenforceable, or otherwise contrary to law, the remaining provisions of this Agreement shall remain in full force and effect.

8.7 Headings. The headings of the paragraphs and subparagraphs of this Agreement are for convenience only and shall not affect in any way the meaning of the provisions to which they refer.

8.8 Counterparts. This Agreement may be executed in any number of counterparts, which together shall constitute a single binding agreement.

8.9 Inurement. This Agreement shall inure to the benefit of and be binding upon the parties hereto, their legal representatives, successors and permitted assigns.

8.10 Limitation of Liability. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR LOST CONTRACTS OR LOST PROFITS OR ANY SPECIAL, PUNITIVE, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES IN ANY WAY ARISING OUT OF THE USE OF THE SOFTWARE OR RELATING TO THIS AGREEMENT HOWEVER CAUSED UNDER A CLAIM OF ANY TYPE OR NATURE BASED ON ANY THEORY OF LIABILITY (INCLUDING CONTRACT, TORT OR WARRANTY) EVEN IF THE POSSIBILITY OF SUCH DAMAGES HAS BEEN COMMUNICATED. IN NO EVENT SHALL EITHER PARTY'S LIABILITY TO THE OTHER FOR DIRECT DAMAGES EXCEED THE TOTAL AMOUNT OF MONEY PAYABLE UNDER THIS AGREEMENT. THIS LIMITATION OF LIABILITY WILL NOT APPLY TO ANY BREACH OF ARTICLE 7 "CONFIDENTIALITY."


IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective authorized representatives as of June ____, 2002.

QuorTech Solutions, Inc.                             Phone1, Inc.

By: ___________________________             By: ____________________________

Title: ________________________             Title: _________________________

Name: _________________________             Name: __________________________

                          LICENSE AGREEMENT - EXHIBIT A
                    QuorTech Proprietary Software Description

QuorTech has five current product families of smart payphone controllers: o Gemini - including both the Gemini-III and Gemini-II o 5502 - including both the 5502Q and 5502W o Series-5 - including both the Series-5 board and the 5501 o Millennium - including the Millennium phone with MTR2.x firmware o e-Millenium - including the e-Millenium phone

All these products currently have the following common features / functions:

o Microprocessor-based embedded controller that handles all payphone functions including payment detection.

o The general ability to detect dialed numbers, rate the associated phone calls and redirect phone calls to a different phone number.

o Ability to programmatically send and detect DTMF signals to/from the phone line.

o        Ability to play local Voice prompts to direct the telephone user.

o Network Management Software (NMS) for centralized setup, control and reporting on the payphone network.

The following are current unique features by product family:

   --------------------------- -------------------- -------------------- -------------------- --------------------
   Feature / Family                  Gemini                5502               Series-5           Millennium &
                                                                                                 e-Millennium
   --------------------------- -------------------- -------------------- -------------------- --------------------
   Type of phone line               Coin-line            Standard             Standard             Standard
   --------------------------- -------------------- -------------------- -------------------- --------------------
   NMS                               CoinNet               PNM+                 PNM+          Millennium Manager
   --------------------------- -------------------- -------------------- -------------------- --------------------
   # rate table entries               250+                  250                  50                    0
   --------------------------- -------------------- -------------------- -------------------- --------------------
   Current f/w rev.             Revision R / E024          KX1.2               LP5.4.3              MTR2.11
   --------------------------- -------------------- -------------------- -------------------- --------------------


                        QuorTech's Software Documentation

The following is the list of software documentation pertinent to this Agreement:
o        LP5.5  Firmware Operation Manual, Volumes 1& 2
o        KX  Firmware Operation Manual, Volumes 1& 2
o        Gemini GSIII  Firmware Operation Manual, Volumes 1& 2
o        Millennium MTR2.11 Installation and Operation Guide



                     Licensee International Records / Rates

Licensee International Records / Rates are rate table entries specific to sent-paid international calls. These determine the actual cost of the phone call dependant on what location has been dialed and Phone1's associated per-minute rate.



                      Description of the Developed Versions

The Developed Versions will specifically tailor the standard product software in the area of sent-paid direct dial international calls and domestic calls where applicable with the Phone1 network. In general, the Software will: provide all required user and network interactions as outlined in the Call Progress Protocol in Exhibit B; be activated on a per-terminal basis when purchased by Licensee; be tailored to communicate only with the Phone1 network; and preclude other network providers from delivering similar solutions with this exclusive release.

New features / functions related to the Developed Versions of the Software:

o        Include an aggregate of at least 100 International Records.

o        Have the ability to remotely enable/disable the Developed Software.

o        Work with Phone1's network switch to correctly process the calls.

o The ability to turn off the grace period currently allowed for a user to deposit additional coins (specifically to end the call at the exact time specified).

o        Bilingual payphone-generated voice prompts, English and Spanish.

The following are the various versions and descriptions of the Developed Software for each of the product families.

Gemini
New features/functions of this release include: the ability to locally rate the initial time period of calls on a coin line/hybrid; added a time-period to the voice prompts asking for coin deposit; and added the ability to programmatically shut-off the handset speaker while dialing out the DTMF digits. The Developed Software for Gemini-III will be called "Revision S" Gemini firmware, for the Gemini-II it will be "Revision E025". This firmware is downloadable to the boards via the CoinNet systems in-place at the customers' sites. QuorTech will make the firmware available to those customers as directed by Licensee.

5502
New features/functions of this release include: the ability to turn off the grace period currently allowed for a user to deposit additional coins (specifically to end the call at the exact time specified); and to allow for programming the *80 - *88 functionality required by Phone1. The Developed Software for 5502 will be called "KX2.0" firmware. This firmware is downloadable to the boards via any PNM+ system.

Series-5
New features/functions of this release include: expansion of the user-defined call rating table to include at least 100 entries; the ability to turn off the grace period currently allowed for a user to deposit additional coins (specifically to end the call at the exact time specified); and to allow for programming the *80 - *88 functionality required by Phone1. The Developed Software for Series-5 will be called "LP5.5.0" firmware. This firmware is downloadable to the boards via any PNM+ system but the International Records cannot be downloaded by the customer. The International Records will be located in an area of memory that is unique to this Software and will have priority over existing Priority Parsing Records. QuorTech will download the International Records directly to customers' phones as directed by Licensee.

Millennium
New features/functions of this release include: inclusion of a user-defined call rating table to include at least 100 entries; and to allow for programming the *80 - *88 functionality required by Phone1. The Developed Software for the Millennium will be downloadable from the Millennium Manager system for all MTR2.X terminals. QuorTech will download the International Records directly to customers' phones as directed by Licensee.

e-Millennium
New features/functions of this release include: inclusion of a user-defined call rating table to include at least 100 entries; and to allow for programming the *80 - *88 functionality required by Phone1. The Developed Software for the e-Millennium will be downloadable from the Millennium Manager system for all terminals. QuorTech will download the International Records directly to customers' phones as directed by Licensee.

                          LICENSE AGREEMENT - EXHIBIT B
                    Performance Requirements of the Software

Phone1 Call Progress Protocol

The following specifies the International sent-paid call-flow process and dialing protocol for Phone1. The dialing protocol is accomplished via a sequence of Low Level Commands or "instructions" collectively called a Dialing Macro. Although there are a number of Predefined Dialing Macros in the QuorTech Software, the Phone1 dialing protocol will be a Custom Dialing Macro.

----------------------------------------------------------- -------------------------------------------------------------
Payphone Actions                                            Phone1 Network Actions
----------------------------------------------------------- -------------------------------------------------------------
Rate call and confirm initial payment
----------------------------------------------------------- -------------------------------------------------------------
Initiate dialing sequence
----------------------------------------------------------- -------------------------------------------------------------
Dial Access Number
----------------------------------------------------------- -------------------------------------------------------------
Wait for DTMF  "*"
----------------------------------------------------------- -------------------------------------------------------------
                                                            Recognize the ANI based on the DNIS database, play DTMF "*", and wait for the PIN.
----------------------------------------------------------- -------------------------------------------------------------
Dial PIN
----------------------------------------------------------- -------------------------------------------------------------
Send DTMF "#"
----------------------------------------------------------- -------------------------------------------------------------
Wait for 1/2 second
----------------------------------------------------------- -------------------------------------------------------------
Dial destination number
----------------------------------------------------------- -------------------------------------------------------------
Send DTMF "#"
----------------------------------------------------------- -------------------------------------------------------------
Say "One moment please"
----------------------------------------------------------- -------------------------------------------------------------
Wait for DTMF "C"
----------------------------------------------------------- -------------------------------------------------------------
                                                            Process the call and wait for a billable call connection by the carrier, then play DTMF "C"
----------------------------------------------------------- -------------------------------------------------------------
Enable handset microphone
----------------------------------------------------------- -------------------------------------------------------------
Set call completion timer to 1 sec.
----------------------------------------------------------- -------------------------------------------------------------
Start anti-fraud, disable keypad, start call timer.
----------------------------------------------------------- -------------------------------------------------------------
Request additional payment when appropriate and only
allow call to continue if full payment is made, no
grace period.
----------------------------------------------------------- -------------------------------------------------------------
Notes:
1.       This Protocol is used  when a user dials sent-paid international calls and the payphone confirms initial payment is met.
2.       For the non-billable calls, the switch passes through any system messages that may or may not be preceded by SIT.
3.       The wait times and DTMF tones in this Protocol may be changed in the future.
4.       *80 - *88 can be used as speed dial programming without affecting other type calls containing the 80-88 digits.


                     Installation Conditions of the Software

The Software is intended only for use on the smart payphone controllers developed and manufactured by QuorTech as described in Exhibit A. QuorTech will make electronic copies of the executable software available to Licensee's customers as directed by Licensee as part of the License fee. EPROM chip replacements with the updated software will be made available to Licensee for resale per Exhibit C pricing.

The software installation process will be different for the different QuorTech product families:
     For Gemini & 5502 - The Software will be provided to Licensee's customer who will download it to the payphones along with their own rates, configuration files and the Licensee International rates files.
     For the Series-5 - The Software will be provided to Licensee's customer who will download it to the payphones along with their own rates and configuration files. The Licensee International rates files will be downloaded by QuorTech as follows:

o Licensee will provide QuorTech with an electronic record of the ANI's to be downloaded and with the appropriate Licensee International rates files.

o QuorTech will contact the target phones and verify the appropriate Software version is contained in the phone. o QuorTech will then download the target phone with the Licensee International rates file. o QuorTech will then enable the operation of the International rates on that phone.

         For the Millennium - The Software will be downloaded to the payphones by QuorTech along with the rates, configuration files and the Licensee International rates files as follows:

o Licensee will provide QuorTech with an electronic record of the ANI's to be downloaded and with the appropriate Licensee International rates files.

o QuorTech will contact the target phones and download the Software, rates, configuration files and the Licensee International rates files.

o QuorTech will then enable the operation of the International rates on that phone.

For changes to the Licensee International Records / rates after the initial download, for the Series-5 and Millennium products, QuorTech will need to download these records. The process will be the same as above without the Software download.

                          Delivery Term of the Software

The Software will be available at delivery term after Licensee has placed an order for 5,000 units of the Software license for that particular product family and payment for the order is received by QuorTech. QuorTech will demonstrate the Software on each of its product families for Licensee as it becomes available.

          ------------------------ ---------------------- ------------------
          Product                  Delivery Term
          ------------------------ ---------------------- ------------------
          Gemini-3                        30 Days         Same product family
          ------------------------ ---------------------- ------------------
          Gemini-2                        60 Days
          ------------------------ ---------------------- ------------------
          5502                            60 Days
          ------------------------ ---------------------- ------------------
          Series-5                       180 Days
          ------------------------ ---------------------- ------------------
          Millennium 2.x                 180 Days
          ------------------------ ---------------------- ------------------
          e-Millennium                   180 Days
          ------------------------ ---------------------- ------------------

                          LICENSE AGREEMENT - EXHIBIT C
                    License Fee Payment Terms and Conditions

Pricing

Price of a Software License, only one per payphone: $15.00 per payphone.

Additional Price for EPROM set of Software: $14.00 per chipset.

Additional Price for QuorTech to perform the initial download: $3.00 per payphone per rate change.

Annual License and Support Fee: $50,000.00 per year, total for all products. ** See Note 5.

Terms and Conditions

1. Licenses of the Software must be ordered in blocks of one thousand (1,000) units for a specific QuorTech product family, with the initial order for each product family being for five thousand (5,000) units minimum. A "unit" of Software is defined as one copy of the Software downloaded to a Payphone
     (ANI).
2. Payment of the Software licenses and downloads shall be due and payable and made in full at the time of order and are non-refundable except under QuorTech's material, uncured breach of this Agreement. Payments not when due and payable shall bear interest at annual rate of ten percent (10%) or the maximum interest rate permitted by law, if less, until payment is received by QuorTech.
3. Licensee shall issue a purchase order to QuorTech for each separate purchase.
4. The Annual License and Support Fee is due, to be paid in full, on January 1st for the upcoming year. This fee includes up to 100 hours of Technical Support for the year. Licensee will issue a purchase order for hours needed beyond the 100 at the rate shown below.
5. The Annual Support and License Fee shall be waived for any year when the Licensee buys over $500,000 in products and services related to this Agreement during the preceding year. Notwithstanding the foregoing, purchases in excess of $600,000 in a year will carry over as credit into succeeding years as long as at least $250,000 is purchased during each year.
6. Execution of this Agreement constitutes Licensee's initial purchase order for the license of five thousand (5,000) units of Software for Gemini at an aggregate non-refundable, except under QuorTech's material, uncured breach of this Agreement, license fee of $75,000 due and payable on execution of this Agreement.


                   Customization Payment Terms and Conditions
Pricing
Development customization effort, other than the initial Developed Versions, and Technical Support labor rate: $120.00 per hour. Travel, if required, will reimbursed by Licensee at actual costs submitted with receipts.

Terms and Conditions
1. Payment for development customization and technical support shall be made in full at the time of order.
2. Licensee shall issue a purchase order to QuorTech for each separate purchase.
3. The Annual License and Support Fee includes up to 100 hours of Technical Support for the year. Licensee will issue a purchase order for hours needed beyond the 100 at the rate shown above.